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                                                                   Exhibit 21.1

Town Sports International, Inc.
TSI Alexandria, LLC
TSI Allston, Inc.
TSI Arthro Fitness Services, Inc.
TSI Holdings (MD), Inc.
TSI Bethesda, Inc.
TSI Broadway, Inc.
TSI Brooklyn Belt, Inc.
TSI Brunswick, Inc.
TSI Cash Management, Inc.
TSI Centreville, Inc.
TSI Cobble Hill, Inc.
TSI Copley, Inc.
TSI Croton, Inc.
TSI Danbury, Inc.
TSI Dupont Circle, Inc.
TSI Dupont II, Inc.
TSI East 76, Inc.
TSI East 59, Inc.
TSI East 34, Inc.
TSI East 91, Inc.
TSI East 94, Inc.
TSI East 23, Inc.
TSI East 51, Inc.
TSI East 36, Inc.
TSI East 41, Inc.
TSI Fenway, Inc.
TSI Fifth Avenue, Inc.
TSI First Avenue, Inc.
TSI Forest Hills, Inc.
TSI Fort Lee, Llc.
TSI Freshold, Inc.
TSI Germantown, LLC
TSI Glover, Inc.
TSI Great Neck, Inc.
TSI Greenwich Street, Inc.
TSI Herald, Inc.
TSI Hoboken, Inc.
TSI Holdings (DC), Inc.
TSI Holdings (IP), Inc.
TSI Holdings (NJ), Inc.
TSI Holdings (VA), Inc.
TSI International, Inc.
TSI Lexington, Inc.
TSI Lincoln, Inc.
TSI Madison, Inc.
TSI Mahwah, LLC
TSI Mamaroneck, Inc.
TSI Marlboro, Inc.
TSI Matawan, Inc.
TSI Merrifield, Inc.
TSI M Street, Inc.
TSI Nanuet, Inc.
TSI Oceanside, Inc.
TSI Old Bridge, Inc.
TSI Princeton, LLC
TSI Norwalk, Inc.
TSI Ramsey, Inc.
TSI Rockville, Inc.
TSI Rodin Place, Inc.
TSI Seaport, Inc.
TSI Scarsdale, Inc.
TSI Sheridan, Inc.
TSI Stamford Downtown, Inc.
TSI Stamford Post, Inc.
TSI Stamford Rinks, Inc.
TSI Staten Island, Inc.
TSI Society Hill, Inc.
TSI 217 Broadway, Inc.
TSI Washington, Inc.
TSI West 20, Inc.
TSI West 23, Inc.
TSI West 52, Inc.
TSI West 76, Inc.
TSI West 125, Inc.
TSI Weymouth, Inc.
TSI Wall Street, Inc.
TSI Whitestone, Inc.
TSI White Plains, Inc.
TSI Franklin Park, LLC
TSI Springfield, LLC
TSI Somerset, LLC
TSI Plainsboro, LLC
TSI Colonia, LLC
TSI Parsippany, LLC
TSI West Caldwell, LLC
TSI Boylston, Inc.
TSI Bulfinch, Inc.